                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  May 10, 2001
                                                   (May 9, 2001)


                       PRECISION OPTICS CORPORATION, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Massachusetts                    001-10647                04-2795294
       -------------                    ---------                ----------
(State or other jurisdiction of       (Commission             (I.R.S. Employer
of incorporation or organization)      File Number)          Identification No.)


                22 East Broadway, Gardner, Massachusetts  01440
               ------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (978) 630-1800

Item 5.  Other Events.

On May 9, 2001, the Registrant issued the following press release announcing its operating results on an unaudited basis for the third quarter and nine months of fiscal year 2001 ended March 31, 2001:


          PRECISION OPTICS CORPORATION ANNOUNCES THIRD QUARTER RESULTS

GARDNER, MASSACHUSETTS - Precision Optics Corporation, Inc. (Nasdaq: POCI) announced today operating results on an unaudited basis for the third quarter and nine months of fiscal year 2001 ended March 31, 2001. Highlights of the quarter included record production and sales of Dense Wavelength Division Multiplexing (DWDM) filters and initial sales of a new line of DWDM filter test instruments.

OPERATING RESULTS

Revenues for the quarter were $1,133,984 compared to $784,503 for the same period in fiscal year 2000, an increase of 44.5%. Revenues for the quarter increased 45.7% sequentially over the quarter ended December 31, 2000. Net loss was $1,110,948, or $0.11 per share, compared to $667,662, or $0.08 per share, for the same period last year. The weighted average common shares outstanding were 10,498,908 compared to 8,471,946 for the same period last year.

For the nine months ended March 31, 2001, revenues were $2,800,817 compared to $2,088,791 for the same period last year, an increase of 34.1%. Net loss was $2,402,833, or $0.23 per share, compared to $1,818,547 or $0.23 per share, for the same period last year. The weighted average common shares outstanding were 10,464,586 compared to 7,803,594 for the same period last year.

The increase in revenues for the quarter ended March 31, 2001 over last year's third quarter was driven by initial sales of DWDM filter test instrumentation and higher sales of DWDM filters and medical products.

200 GHZ DWDM FILTERS

During the quarter ended March 31, 2001, sales of 200 GHz DWDM filters more than doubled over last year's third quarter to a record quarterly level, and represented 19.4% and 15.6%, respectively, of total revenues for the quarter and nine months ended March 31, 2001.


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

As previously reported, this growth had been interrupted during the previous quarter pending the renegotiation of pricing and delivery terms on several large orders amidst downward pricing pressure in the DWDM market. During the quarter ended March 31, 2001, these negotiations were successfully completed and shipments were resumed. However, one customer, who was a participant in these negotiations, and accounted for 5.7% and 3.9%, respectively, of total revenues for the quarter and nine months ended March 31, 2001, subsequently canceled the balance of its order prior to quarter end due to the loss of a contract with one of its own customers.

Production levels and yields for 200 GHz filters have continued to improve significantly. Sales this quarter through the first week of May, none of which were made in connection with the canceled order referred to above, have already exceeded filter sales for the entire quarter ended March 31, 2001. Current orders as of March 31, 2001 for 200 GHz filters totaled approximately $885,000, with delivery scheduled during the quarters ending June and September, 2001. Discussions are now proceeding to secure new and repeat filter orders extending beyond this period.

100 GHZ DWDM FILTERS

In late March the Company took delivery of a new state-of-the-art 100 GHz production system. Installation was completed in April, with full production and shipment of 100 GHz filters expected to begin in the quarter ending June 30, 2001.

DWDM FILTER TEST INSTRUMENTATION

Also in March, the Company introduced two major new products at the Optical Fiber Communication Conference (OFC) trade show -- the manual Gen III(TM) DWDM Test Fixture for characterizing telecommunications filters and a fully automated filter testing system. Both products are based on patent-pending technology and allow greatly enhanced speed and accuracy in the measurement of filters. These were received enthusiastically. Initial shipments of manual test fixtures represented 8.7% of total Company revenues for the quarter, and additional units are scheduled for delivery during the current quarter. Product development is continuing on the automated filter testing system, with initial sales anticipated during the next fiscal year.

PRODUCT AND INFRASTRUCTURE DEVELOPMENT

The Company has continued to invest aggressively in research, development and capital equipment to support increased participation in the long-term opportunities the telecommunications industry offers. In particular, work has accelerated on improved, higher-capacity manufacturing processes for 200 GHz filter production, and development and commercialization of 100 GHz filters. With the installation of the 100 GHz system described above, the Company now has proprietary state-of-the-art systems in place for producing both 100 and 200 GHz filters. These systems have accounted for a substantial portion of the Company's recent research and development and capital equipment expenses. For the nine months ended March 31, 2001, R&D expenses were approximately $2.2 million (up 71% from last year), and capital equipment expenditures were approximately $3.3 million, up more than 350% from the same period last year. With a large part of the DWDM infrastructure currently in place, R&D and capital equipment expenditure increases of this magnitude are not anticipated in the foreseeable future.

MEDICAL PRODUCTS

Sales of medical products were up 19.8% over last year's third quarter, and represented 77% of total revenues for the nine months ended March 31, 2001. However, the Company's principal customer for stereo endoscopes has notified the Company that, upon completion of current orders in June 2001, it would cease placing orders for stereo endoscopes with the Company in favor of other sources of supply. Sales of stereo endoscopes to this customer amounted to 35% of total revenues for the nine months ended March 31, 2001.

OUTLOOK

The loss of the Company's principal customer for stereo endoscopes will have an adverse impact on near-term medical sales unless these revenues are replaced. However, we are moving aggressively to offset this reduction in revenue with new product offerings to other major medical customers. One example is a new 5mm laparoscope which began shipping in April following successful prototype trials.

While the current economic slowdown has had significant impact throughout the telecommunications industry, the Company believes that its current DWDM filters and filter testing products are well positioned to help customers respond to continuing price pressures as well as long-term demand for high-performance components.

A major thrust of Company activity over the last two quarters has been the development of higher-volume, higher-yield and lower-cost production and test facilities for both 200 and 100 GHz filters. April 2001 marked the first month in which the Company attained consistent production volumes over an entire month's production, and work is continuing to improve yield per deposition run, helped by the significantly higher throughput of the Company's new manual Gen IIITM DWDM Test Fixture, which is also generating revenue as a separate product. The automatic test system currently being integrated into production lines will enable further increases in throughput, and should begin to generate its own additional sales in the coming fiscal year. The Company believes that these developments in the DWDM area are positive indicators for near-term improvements in telecommunications-related sales.

ABOUT PRECISION OPTICS

Precision Optics Corporation, a leading manufacturer of optical thin films and optical instruments since 1984, designs and manufactures high-quality optical thin film coatings, medical instruments, and other advanced optical systems. Major applications for the Company's thin film coatings include DWDM filters used to increase the bandwidth capacity of fiber-optic telecommunications networks. The Company's medical instrumentation line includes laparoscopes, arthroscopes, endocouplers and a world-class 3-D endoscope for use in minimally invasive surgical procedures.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                             MARCH 31, 2001 AND 2000

                                            --THIRD QUARTER--                  --NINE MONTHS--
                                          2001             2000              2001             2000
                                      ------------      -----------      ------------      -----------
                                      (UNAUDITED)       (UNAUDITED)       (UNAUDITED)       (UNAUDITED)

REVENUES                              $  1,133,984      $   784,503      $  2,800,817      $ 2,088,791

COST OF GOODS SOLD                         920,578          595,472         2,099,185        1,372,895
                                      ------------      -----------      ------------      -----------

         GROSS PROFIT                      213,406          189,031           701,632          715,896

RESEARCH and DEVELOPMENT EXPENSES          878,715          442,835         2,216,164        1,299,480

SELLING, GENERAL and
ADMINISTRATIVE EXPENSES                    629,456          457,823         1,528,006        1,280,899
                                      ------------      -----------      ------------      -----------

         TOTAL                           1,508,171          900,658         3,744,170        2,580,379
                                      ------------      -----------      ------------      -----------

         OPERATING LOSS                 (1,294,765)        (711,627)       (3,042,538)      (1,864,483)

INTEREST EXPENSE                            (2,544)          (6,537)           (9,640)         (19,414)

INTEREST INCOME                            186,361           50,502           649,345           65,350
                                      ------------      -----------      ------------      -----------

         LOSS BEFORE PROVISION
         FOR INCOME TAXES               (1,110,948)        (667,662)       (2,402,833)      (1,818,547)

PROVISION FOR INCOME TAXES                      --               --                --               --
                                      ------------      -----------      ------------      -----------

         NET LOSS                     $ (1,110,948)     $  (667,662)     $ (2,402,833)     $(1,818,547)
                                      ============      ===========      ============      ===========

BASIC AND DILUTED LOSS PER SHARE            $(0.11)          $(0.08)           $(0.23)          $(0.23)
                                      ============      ===========      ============      ===========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                           10,498,908        8,471,946        10,464,586        7,803,594
                                      ============      ===========      ============      ===========

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              MARCH 31, 2001    JUNE 30, 2000
                                                               ------------      ------------
CURRENT ASSETS
         Cash and Cash Equivalents                             $ 12,058,336      $ 15,128,750
         Accounts Receivable, Net                                   752,643           638,299
         Inventories                                              1,314,282         1,109,511
         Prepaid Expenses                                           240,570            70,807
                                                               ------------      ------------
                  Total Current Assets                           14,365,831        16,947,367
                                                               ------------      ------------

PROPERTY AND EQUIPMENT                                            9,097,874         5,768,913
         Less:  Accumulated Depreciation                         (3,487,071)       (2,901,892)
                                                               ------------      ------------
                  Net Property and Equipment                      5,610,803         2,867,021
                                                               ------------      ------------

OTHER ASSETS                                                        257,456           270,806
                                                               ------------      ------------

TOTAL ASSETS                                                   $ 20,234,090      $ 20,085,194
                                                               ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES                                      $    762,673      $    756,414

CAPITAL LEASE OBLIGATION AND OTHER                                   87,229            88,175

STOCKHOLDERS' EQUITY
         Common Stock, $.01 par value--
              Authorized -- 20,000,000 shares
              Issued and Outstanding - 10,498,908 and
                 10,285,158 shares at March 31, 2000
                 and June 30, 2000, respectively                    104,989           102,852
         Additional Paid-in Capital                              27,638,474        25,094,195
         Accumulated Deficit                                     (8,359,275)       (5,956,442)
                                                               ------------      ------------
                  Total Stockholders' Equity                     19,384,188        19,240,605
                                                               ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 20,234,090      $ 20,085,194
                                                               ============      ============

Forward-looking statements contained in this news release, including those related to the Company's products under development and operation of the Company's production facilities, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the optical communications and medical product markets, the impact of competitive products and pricing, performance by the Company's vendors, availability of third-party components, cost and yields associated with production of the Company's optical communications, and other products, market acceptance of any new products introduced by the Company, and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000.

                                       ###

                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PRECISION OPTICS CORPORATION, INC.

Date:  May 10, 2001                       By: /s/ JACK P. DREIMILLER
                                          -------------------------------------
                                          Name:  Jack P. Dreimiller
                                          Title: Senior Vice President, Finance
                                                 and Chief Financial Officer